EXHIBIT 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

          THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 1, 2009, by and between RIMAGE CORPORATION, a Minnesota corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

          WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 29, 2004, as amended from time to time (“Credit Agreement”).

          WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

          1.     Section 1.1 (a) is hereby amended by deleting “July 1, 2009” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “July 1, 2010,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of July 1, 2009 (which promissory note shall replace and be deemed the Revolving Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

          2.     Section 4.3 (c) is hereby deleted in its entirety, and the following substituted therefor:

          “(c)   contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;”

          3.     Section 4.9 is hereby deleted in its entirety, and the following substituted therefor:

          “SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

          (a)     Tangible Net Worth not less than $80,000,000 at each fiscal quarter end, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets.

          (b)     Net losses not greater than $500,000 at each fiscal quarter end.”

EXHIBIT 10.2

          4.          The following is hereby added to the Credit Agreement as Section 4.11:

          “SECTION 4.11.      LIQUIDITY. Maintain unencumbered liquid assets (defined as cash, cash equivalents and/or publicly traded/quoted marketable securities acceptable to Bank in its sole discretion) with an aggregate fair market value not at any time less than Thirty Five Million Dollars ($35,000,000).”

          5.     Section 5.3 is hereby deleted in its entirety, and the following substituted therefor:

          “SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business, except acquisitions and mergers exceeding an aggregate of $25,000,000 in purchase price.”

          6.     Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

          7.     Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
RIMAGE CORPORATION		NATIONAL ASSOCIATION

By:	/s/ Robert M. Wolf	By:	/s/ Cynthia S. Goplen
Robert M. Wolf, Secretary and		Cynthia S. Goplen, Vice President
Chief Financial Officer

By:	/s/ Bernard P. Aldrich
Bernard P. Aldrich, President and
Chief Executive Officer